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                                 EXHIBIT 10.97

                        FACTORING MODIFICATION AGREEMENT

       This Factoring Modification Agreement is entered into as of June 20, 1995, by and between NDE Environmental Corporation (the "Seller") whose address is 8906 Wall Street, Suite 306, Austin, TX 78754 and Silicon Valley Financial Services, a division of Silicon Valley Bank ("Buyer"), whose address is 2880 Lakeside Drive, Suite 205, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Seller to Buyer, Seller is indebted to Buyer pursuant to, among other documents, a Factoring Agreement, dated March 27, 1995 by and between Seller and Buyer (the "Factoring Agreement"). Capitalized terms used without definition herein shall have the meanings assigned to them in the Factoring Agreement.

Hereinafter, all indebtedness owing by Seller to Buyer shall be referred to as the "Indebtedness" and the Factoring Agreement and any and all other documents executed by Seller in favor of Buyer shall be referred to as the "Existing Documents."

2.     DESCRIPTION OF CHANGE IN TERMS:

       A. Modification(s) to Factoring Agreement effective as of the date first written above:

            1. Increase gross factoring line to One Million Eight Hundred Seventy Five and No/100 Dollars ($1,875,000.00)

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF SELLER. Seller agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

5. CONTINUING VALIDITY. Seller understands and agrees that in modifying the existing Indebtedness, Buyer is relying upon Seller's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Factoring Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Buyer's agreement to modifications to the existing Indebtedness pursuant to this Factoring Modification Agreement in no way shall obligate Buyer to make any future modifications to the Indebtedness. Nothing in this Factoring Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Buyer and Seller to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Buyer in writing. No maker, endorser, or guarantor will be released by virtue of this Factoring Modification Agreement. The terms of this paragraph apply not only to this Factoring Modification Agreement, but also to any subsequent factoring modification agreements.


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This Factoring Modification Agreement is executed as of the date first written above.


Seller:                                              Buyer:
NDE Environmental Corporation                        SILICON VALLEY BANK


By:                                                  By:
        --------------------                                --------------------
Name:   Jay Allen Chaffee                            Name:  Lee. A. Shodise
Title:  Chairman                                     Title: AVP